Exhibit 1.01

Quanta Services, Inc.

Conflict Minerals Report

(for the Year Ended December 31, 2014)

This Conflict Minerals Report for Quanta Services, Inc. (the “Company,” “Quanta,” “we” or “our”) for the calendar year ended December 31, 2014 is filed in compliance with the reporting requirements of Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended. Certain terms included in this Conflict Minerals Report are defined within Rule 13p-1 and Release No. 34-67716 issued by the Securities and Exchange Commission (the “SEC”) on August 22, 2012. Therefore, please refer to those sources for such definitions. A copy of this Conflict Minerals Report can be found on our website at www.quantaservices.com.

I.	Applicability of Rule 13p-1

For the calendar year ended December 31, 2014, the Company determined that one of its subsidiaries was subject to Rule 13p-1 as a result of manufacturing or contracting to manufacture products for sale to third parties reasonably believed to contain tin, tantalum, tungsten and/or gold (the “Conflict Minerals”), where such Conflict Minerals are necessary to the functionality or production of such products.

II.	Reasonable Country of Origin Inquiry

The Company does not source any Conflict Minerals used in the production of its products directly from any smelters or refiners. However, we identified 104 suppliers from whom we purchased components containing necessary Conflict Minerals (the “Subject Suppliers”). After identifying this group, we conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country or whether they came from recycled or scrap sources. The Company and its third party conflict minerals service provider engaged in a systematic outreach to all Subject Suppliers, utilizing the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template, developed by the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative, to request confirmation of the presence of Conflict Minerals in the raw materials or components they supplied to the Company and information regarding the country and facility of origin of any such Conflict Minerals.

Specifically, our efforts included sending to each Subject Supplier an initial communication containing the reporting template and providing access to an engagement portal with various educational resources intended to facilitate their understanding of the RCOI process and the reporting template questions. After establishing an initial deadline for return of completed reporting templates, we sent several follow-up requests to non-responsive Subject Suppliers (including by telephone and email). We ultimately received responses from approximately 59% of the Subject Suppliers. We reviewed the responses for plausibility and consistency and requested additional information needed to clarify any responses. The smelter and refiner information collected was compared against our service provider’s smelter/refiner database, which contains companies that are known metal processors, companies that are exclusive recyclers, countries of origin for certain mines, and conflict-free certification status for certain smelters and refiners.

Based on the results of our RCOI, we have reason to believe that the Conflict Minerals necessary to one of more of the Company’s products may have originated within the DRC or an adjoining country and are not from recycled or scrap sources. As such, we conducted further due diligence as described below.

III.	Due Diligence Measures Performed

The Company’s due diligence program was designed based on the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”), an internationally recognized due diligence framework. As an initial step in our program, we established an internal, cross-functional team and internal reporting processes to identify the presence of all Conflict Minerals within Quanta’s supply chain and to determine the applicability of Rule 13p-1.

Additionally, as mentioned above, we engaged a third party conflict minerals service provider to identify and assess risk in our supply chain and to compile and review available information on smelters and refiners in our supply chain. We utilized the reporting templates distributed as part of our RCOI process as a preliminary means to identify the smelters and refiners in our supply chain. Based on the responses we received from the Subject Suppliers, we determined that approximately 14% of the verified smelters and refiners required further diligence on the source and chain of custody of the Conflict Minerals processed at those facilities. This determination was based on responses indicating that a Subject Supplier or its supply chain was known or thought to source Conflict Minerals from the Democratic Republic of Congo or an adjoining country or that Conflict Minerals were sourced from countries which are not known to have reserves.

After establishing the smelters and refiners in our supply chain, we sought to determine those that are certified as conflict-free. To make this determination we relied on internationally accepted audit standards, including the CFSI Conflict-Free Smelter Program. If a smelter or refiner was not certified by such a standard, we undertook further steps to obtain information about its sourcing practices, including countries of origin and transfer, and to determine whether the smelter or refiner maintains internal due diligence procedures or other processes that track the chain of custody of its minerals. In these respects, we reviewed whether the facility has a documented, effective and communicated conflict-free policy, whether the facility has an accounting system to support a mass balance of materials processed, and whether the facility retains traceability documentation. To obtain this information we made up to three attempts to contact each smelter or refiner and reviewed publicly available information.

On an annual basis, we plan to review the risk identified in our supply chain and respond to such risk as necessary. We also produce this annual Conflict Minerals Report, which describes our supply chain due diligence processes and findings in detail and is filed with the SEC and posted on our website at www.quantaservices.com.

IV.	Independent Private Sector Audit and Risk Mitigation

As permitted under paragraph (c)(1)(iv) and Instruction 2 to Item 1.01 of Form SD, this Conflict Minerals Report was not audited by an independent private sector auditor.

With respect to the products we manufacture or contract to manufacture for sale to third parties that are reasonably believed to contain Conflict Minerals (described in further detail below), we undertake to complete the following steps to mitigate the risk that such Conflict Minerals directly or indirectly finance or benefit armed groups: continue to assess the presence of Conflict Minerals in our supply chain; continue to improve our due diligence procedures for identifying the country of origin of all necessary Conflict Minerals; engage our direct suppliers that have not responded to our requests for Conflict Minerals reporting information, targeting a 100% response rate; and conduct an audit of our Conflict Minerals due diligence measures to determine whether they conform, in all material respects, to the criteria set forth in the OECD Framework.

V.	Results of Due Diligence Performed and Product Description

After completion of our due diligence process for the calendar year ended 2014, we determined that certain of our necessary Conflict Minerals did not originate in the Democratic Republic of the Congo or an adjoining country or originated from recycled or scrap sources. However, we were unable to obtain sufficient information to fully identify all the processing facilities utilized to produce our necessary Conflict Minerals or all the countries of origin of our necessary Conflict Minerals.

The products we manufacture or contract to manufacture for sale to third parties that are reasonably believed to contain Conflict Minerals include certain pipeline inspection tools and downhole inspection tools, and the Conflict Minerals are utilized predominantly in the form of electrical components within these tools (e.g., integrated circuits, resistors, printed circuit boards and electrical connectors. Our efforts to determine the mine or location of origin of the necessary Conflict Minerals with the greatest possible specificity are set forth above under Due Diligence Measures Performed. Set forth below are the processing facilities and countries of origin that the Company has been able to confirm based on the information provided by our Subject Suppliers and our subsequent due diligence.

Because Quanta is a downstream user of Conflict Minerals, we must rely on the representations and information provided by our Subject Suppliers and other third parties within our supply chain. As a result, incomplete or inaccurate information provided by the Subject Suppliers or by a smelter or refiner could affect the accuracy or completeness of the information set forth below or other information contained in this Conflict Minerals Report.

Processing Facilities

Processing Facility Name	Conflict Mineral(s)
A.L.M.T. Corp.	Tungsten
Advanced Chemical Company	Gold
Aida Chemical Industries Co. Ltd.*	Gold
Allgemeine Gold-und Silberscheideanstalt A.G.*	Gold
Almalyk Mining and Metallurgical Complex (AMMC)	Gold
Alpha*	Tin
AngloGold Ashanti Córrego do Sítio Minerção*	Gold
Argor-Heraeus SA*	Gold
Asahi Pretec Corporation*	Gold
Asaka Riken Co Ltd	Gold
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	Gold
Aurubis AG*	Gold
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold
Bauer Walser AG	Gold
Boliden AB*	Gold
C. Hafner GmbH + Co. KG*	Gold
Caridad	Gold
CCR Refinery—Glencore Canada Corporation*	Gold
Cendres + Métaux SA	Gold
Changsha South Tantalum Niobium Co., Ltd.*	Tantalum
Chimet S.p.A.*	Gold
China National Gold Group Corporation	Gold
China Rare Metal Materials Company*	Tin
China Tin Group Co., Ltd.	Tin
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten
Chugai Mining	Gold
CNMC (Guangxi) PGMA Co. Ltd.	Tin
Colt Refining	Gold
Conghua Tantalum and Niobium Smeltry*	Tantalum

Processing Facility Name	Conflict Mineral(s)
Cooper Santa	Tin
CV Gita Pesona	Tin
CV Makmur Jaya	Tin
CV Nurjanah	Tin
CV Serumpun Sebalai	Tin
CV United Smelting*	Tin
Daejin Indus Co. Ltd	Gold
Daye Non-Ferrous Metals Mining Ltd.	Gold
Dayu Weiliang Tungsten Co., Ltd.	Tungsten
Do Sung Corporation	Gold
Doduco	Gold
Dowa Mining Co., Ltd.*	Tin Gold
Duoluoshan Sapphire Rare Metal Co., Ltd.*	Tantalum
Eco-System Recycling Co., Ltd.*	Gold
Empresa Metallurgica Vinto*	Tin
Estanho de Rondônia S.A.*	Tin
Exotech Inc.	Tantalum
F&X Electro-Materials Ltd.*	Tantalum
Fenix Metals*	Tin
FSE Novosibirsk Refinery	Gold
Fujian Jinxin Tungsten Co., Ltd.	Tungsten
Gansu Seemine Material Hi-Tech Co Ltd	Gold
Ganxian Shirui New Material Co., Ltd.	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten
Gejiu Kai Meng Industry and Trade LLC	Tin
Gejiu Non-Ferrous Metal Processing Co. Ltd.*	Tin
Gejiu Zi-Li	Tin

Processing Facility Name	Conflict Mineral(s)
Global Advanced Metals Aizu*	Tantalum
Global Advanced Metals Boyertown*	Tantalum
Global Tungsten & Powders Corp.*	Tungsten
Guangdong Jinding Gold Limited	Gold
Guangdong Xianglu Tungsten Industry Co., Ltd.	Tungsten
Guangdong Zhiyuan New Material Co., Ltd.*	Tantalum
H.C. Starck Co., Ltd.*	Tantalum
H.C. Starck GmbH	Tungsten
H.C. Starck GmbH Goslar*	Tantalum
H.C. Starck GmbH Laufenburg*	Tantalum
H.C. Starck Hermsdorf GmbH*	Tantalum
H.C. Starck Inc.*	Tantalum
H.C. Starck Smelting GmbH & Co.KG*	Tantalum
H.C. Starck Smelting GmbH & Co.KG	Tungsten
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold
Heimerle + Meule GmbH*	Gold
Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum
Heraeus Ltd. Hong Kong*	Gold
Heraeus Precious Metals GmbH & Co. KG*	Gold
Hi-Temp Specialty Metals, Inc.*	Tantalum
Huichang Jinshunda Tin Co. Ltd	Tin
Hunan Chenzhou Mining Group Co., Ltd.	Tungsten
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.*	Tungsten
Hwasung CJ Co. Ltd	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Gold
Ishifuku Metal Industry Co., Ltd.*	Gold
Istanbul Gold Refinery*	Gold
Japan Mint*	Gold
Japan New Metals Co., Ltd.*	Tungsten
Jiangxi Copper Company Limited	Gold
Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten

Processing Facility Name	Conflict Mineral(s)
Jiangxi Nanshan	Tin
Jiangxi Richsea New Materials Co., Ltd.	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten
JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum
Jiujiang Tanbre Co., Ltd.*	Tantalum
Johnson Matthey Inc.*	Gold
Johnson Matthey Ltd*	Gold
JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Gold
JSC Uralelectromed*	Gold
JX Nippon Mining & Metals Co., Ltd.*	Gold
Kai Unita Trade Limited Liability Company	Tin
Kazzinc Inc.*	Gold
KEMET Blue Metals*	Tantalum
Kemet Blue Powder*	Tantalum
Kennametal Fallon	Tungsten
Kennametal Huntsville	Tungsten
Kennecott Utah Copper LLC*	Gold
King-Tan Tantalum Industry Ltd*	Tantalum
Kojima Chemicals Co., Ltd*	Gold
Korea Metal Co. Ltd	Gold
Kyrgyzaltyn JSC	Gold
L’ azurde Company For Jewelry*	Gold
Lingbao Gold Company Ltd.	Gold
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Gold
Linwu Xianggui Smelter Co	Tin
LSM Brasil S.A.*	Tantalum
LS-NIKKO Copper Inc.*	Gold
Luoyang Zijin Yinhui Metal Smelt Co Ltd	Gold
Magnu’s Minerais Metais e Ligas LTDA*	Tin
Malaysia Smelting Corporation (MSC)*	Tin
Malipo Haiyu Tungsten Co., Ltd.*	Tungsten

Processing Facility Name	Conflict Mineral(s)
Materials Eco-Refining CO.,LTD	Tin
Materion*	Gold
Matsuda Sangyo Co., Ltd.*	Gold
Melt Metais e Ligas S/A*	Tin
Metallo Chimique*	Tin
Metallurgical Products India (Pvt.) Ltd.*	Tantalum
Metalor Technologies (Hong Kong) Ltd*	Gold
Metalor Technologies (Singapore) Pte. Ltd.*	Gold
Metalor Technologies SA*	Gold
Metalor USA Refining Corporation*	Gold
Met-Mex Peñoles, S.A.*	Gold
Mineraço Taboca S.A.*	Tantalum Tin
Minsur*	Tin
Mitsubishi Materials Corporation*	Gold Tin
Mitsui Mining and Smelting Co., Ltd.*	Gold Tantalum
Molycorp Silmet A.S.*	Tantalum
Moscow Special Alloys Processing Plant	Gold
Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Gold
Navoi Mining and Metallurgical Combinat	Gold
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin
Nihon Material Co. LTD*	Gold
Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum
Novosibirsk Integrated Tin Works	Tin
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten
O.M. Manufacturing (Thailand) Co., Ltd.	Tin
O.M. Manufacturing Philippines, Inc.	Tin
Ohio Precious Metals, LLC*	Gold
Ohura Precious Metal Industry Co., Ltd*	Gold
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*	Gold
OJSC Kolyma Refinery	Gold

Processing Facility Name	Conflict Mineral(s)
Operaciones Metalurgical S.A.*	Tin
PAMP SA*	Gold
Penglai Penggang Gold Industry Co Ltd	Gold
Plansee SE Liezen*	Tantalum
Plansee SE Reutte*	Tantalum
Prioksky Plant of Non-Ferrous Metals	Gold
PT Alam Lestari Kencana	Tin
PT Aneka Tambang (Persero) Tbk*	Gold
PT Artha Cipta Langgeng	Tin
PT ATD Makmur Mandiri Jaya*	Tin
PT Babel Inti Perkasa*	Tin
PT Babel Surya Alam Lestari	Tin
PT Bangka Kudai Tin	Tin
PT Bangka Putra Karya*	Tin
PT Bangka Timah Utama Sejahtera	Tin
PT Bangka Tin Industry*	Tin
PT Belitung Industri Sejahtera*	Tin
PT BilliTin Makmur Lestari	Tin
PT Bukit Timah*	Tin
PT DS Jaya Abadi*	Tin
PT Eunindo Usaha Mandiri*	Tin
PT Fang Di MulTindo	Tin
PT HP Metals Indonesia	Tin
PT Inti Stania Prima	Tin
PT Justindo	Tin
PT Karimun Mining	Tin
PT Koba Tin	Tin
PT Mitra Stania Prima*	Tin
PT Panca Mega Persada*	Tin
PT Pelat Timah Nusantara Tbk	Tin
PT Prima Timah Utama*	Tin
PT Refined Banka Tin*	Tin
PT Sariwiguna Binasentosa*	Tin
PT Seirama Tin investment	Tin
PT Stanindo Inti Perkasa*	Tin
PT Sumber Jaya Indah	Tin

Processing Facility Name	Conflict Mineral(s)
PT Supra Sukses Trinusa	Tin
PT Tambang Timah*	Tin
PT Timah (Persero), Tbk*	Tin
PT Tinindo Inter Nusa*	Tin
PT Tommy Utama	Tin
PT Yinchendo Mining Industry	Tin
PX Précinox SA*	Gold
QuantumClean*	Tantalum
Rand Refinery (Pty) Ltd*	Gold
RFH Tantalum Smeltry Co., Ltd*	Tantalum
Royal Canadian Mint*	Gold
RUI DA HUNG	Tin
Sabin Metal Corp.	Gold
Samduck Precious Metals	Gold
SAMWON METALS Corp.	Gold
Schöne Edelmetaal B.V.*	Gold
SEMPSA Joyería Platería SA*	Gold
Shandong Zhaojin Gold & Silver Refinery Co. Ltd*	Gold
Shanghai Jiangxi Metals Co., Ltd.	Tantalum
So Accurate Group, Inc.	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold
Soft Metais, Ltda.	Tin
Solar Applied Materials Technology Corp.*	Gold
Solikamsk Metal Works*	Tantalum
Sumitomo Metal Mining Co., Ltd.*	Gold
Super Dragon Technology Co., Ltd.	Gold
Taki Chemicals*	Tantalum
Tanaka Kikinzoku Kogyo K.K.*	Gold
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten
Telex*	Tantalum
Thaisarco*	Tin
The Great Wall Gold and Silver Refinery of China	Gold

Processing Facility Name	Conflict Mineral(s)
The Refinery of Shandong Gold Mining Co. Ltd*	Gold
Tokuriki Honten Co., Ltd*	Gold
TongLing Nonferrous Metals Group Holdings Co., Ltd.	Gold
Torecom	Gold
Ulba*	Tantalum
Umicore Brasil Ltda*	Gold
Umicore Precious Metals Thailand*	Gold
Umicore SA Business Unit Precious Metals Refining*	Gold
United Precious Metal Refining, Inc.*	Gold
Valcambi SA*	Gold
Vietnam Youngsun Tungsten Industry Co., Ltd.*	Tungsten
VQB Mineral and Trading Group JSC	Tin
Western Australian Mint trading as The Perth Mint*	Gold
White Solder Metalurgia e Mineração Ltda.*	Tin
Wolfram Bergbau und Hütten AG*	Tungsten
Wolfram Company CJSC	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten
Xiamen Tungsten Co., Ltd.*	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten
Yamamoto Precious Metal Co., Ltd.	Gold
Yichun Jin Yang Rare Metal Co., Ltd*	Tantalum
Yokohama Metal Co Ltd	Gold
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Tin
Yunnan Copper Industry Co Ltd	Gold
Yunnan Tin Company Limited*	Tin
Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold
Zhuzhou Cement Carbide*	Tantalum
Zijin Mining Group Co. Ltd*	Gold

*	Smelter certified as conflict-free by the CFSI Conflict-Free Smelter Program as of April 30, 2015.

Countries of Origin

Angola	Morocco
Argentina	Mozambique
Armenia	Myanmar
Australia	Nambia
Austria	Netherlands
Belarus	Niger
Belgium	Nigeria
Bermuda	Papua New Guinea
Bolivia	Peru
Brazil	Philippines
Burundi	Poland
Canada	Portugal
Chile	Russia
China	Rwanda
DRC – Congo (Kinshasa)	Saudi Arabia
Estonia	Sierra Leone
Ethiopia	Singapore
France	South Africa
Germany	South Korea
Ghana	Spain
Guinea	Suriname
Guyana	Sweden
Hong Kong	Switzerland
India	Taiwan
Indonesia	Tajikistan
Italy	Tanzania
Japan	Thailand
Jersey	Turkey
Kazakhstan	United Arab Emirates
Kyrgyzstan	United Kingdom
Laos	United States of America
Malaysia	Uzbekistan
Mali	Vietnam
Mexico	Zambia
Mongolia	Zimbabwe